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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Network Appliance, Inc. on Form S-8 of our report dated June 23, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No.
142), included in the Annual Report on Form 10-K of Network Appliance, Inc. for the year ended April 30, 2004.

/s/ Deloitte & Touche LLP

San Jose, California
October 6, 2004